May 3, 2013 1Q 2013 Earnings Conference Call Exhibit 99.1

* Safe Harbor Statement This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these similar words, or by discussions of strategy or risks and uncertainties. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Important factors that could cause actual results to differ materially from such forward-looking statements include, without limitation, risks related to the following: Increasing competition in the communications industry; and A complex and uncertain regulatory environment. A further list and description of these risks, uncertainties and other factors can be found in the Company’s SEC filings which are available online at www.sec.gov, www.shentel.com or on request from the Company. The Company does not undertake to update any forward-looking statements as a result of new information or future events or developments.

* Use of Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures that are not determined in accordance with US generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and exclude the effects of certain operating, capital and financing costs and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with US generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because Shentel believes they provide relevant and useful information to investors. Shentel utilizes these financial performance measures to assess its ability to meet future capital expenditure and working capital requirements, to incur indebtedness if necessary, return investment to shareholders and to fund continued growth. Shentel also uses these financial performance measures to evaluate the performance of its businesses and for budget planning purposes.

* Chris French President and CEO

* Wireless Highlights PCS Customers (000s) Steady Postpaid growth Postpaid customers up 5.3% in the last year Rapid Prepaid Growth Q1’13 net additions of 6,227; 134k prepaid subs at 03/31 Operating Income Increase Improvement of $5.3 million, or over 50% Network Vision 70% of covered POPs have our 4G LTE service

* Cable Highlights Cable Upgrades Final planned upgrade to markets acquired in mid-2010 is nearing substantial completion. RGU Growth Total RGU growth of 1.5% in Q1’13 116,576 RGUs at 3/31/2013

* Adele Skolits VP of Finance and CFO

* Profitability Net Income and Earnings Per Share ($ in thousands, except per share amounts)

* Profitability Adjusted OIBDA ($ thousands)

* Adjusted OIBDA by Segment ($ millions)

* Wireless Segment – Change in Adjusted OIBDA Q1’13 vs. Q1’12 ($ millions)

* Cable Segment – Change in Adjusted OIBDA Q1’13 vs. Q1’12 ($ millions)

* Effective Tax Rate Decrease in rate is the result of organizational changes undertaken in 2012 These changes resulted in savings of approximately $470k in Q1’13.

* Earle MacKenzie EVP and COO

* Network Vision Scorecard – as of 4/29/13 To Date: Leasing & Zoning Complete 456 out of 521 sites Sites on air 328 out of 521 sites Sites with 4G LTE launched 276 out of 521 sites Number of sites on air has increased 45% since YE 2012 4G LTE currently available to 75% of covered POPs 4G LTE service launched in 10 out of 13 local markets

* Key Operational Results – Wireless PCS Postpaid Customers (000s)

* Key Operational Results – Wireless Gross Additions - Postpaid Net Additions - Postpaid Net adds of 1,065 in Q1 2013 versus 2,064 in Q1 2012 Q1 2013 churn of 1.87% up from 1.86% in Q1 2012 Shentel-controlled channels produced 45% of gross adds in Q1 2013 and 50% in Q1 2012

* Key Operational Results – PCS Gross Billed Revenue per Postpaid User – Data & Voice 1 1 – Before Service credits, bad debt, Sprint Nextel fees.

* PCS Revenues Annual Gross Billed Revenues - Postpaid ($ millions)

* Postpaid PCS Customers Top Picks Q1 2013 Smartphones made up 68% of the Postpaid base in Q1 2013, up from 65% in Q4 2012 and 57% in Q1 2012 Top Service Plans – 71% of Gross Adds Everything Data 1500 – 54% Everything Data 450 – 17% Top Devices – New Activations – All Channels iPhone 26% Samsung Galaxy S III 19%  HTC EVO 4G LTE 11%

* iPhone Statistics – Q1’13 26% of Q1 Gross Adds 34% of iPhones were sold or upgraded in Shentel-controlled channels 21.2% of 03/31/2013 Postpaid customers had the iPhone, up from 17.9% at 12/31/12 51% iPhone 4S 32% iPhone 4 17% iPhone 5

* PCS Prepaid Statistics Gross Additions (000s) Cumulative Customers (000s)

* PCS Prepaid Statistics Churn % Average Gross Billed Revenue

* Cable - RGU Growth by Quarter Customers 76,130 74,726 75,386 74,798 75,573 RGU's/Customer 1.50 1.51 1.52 1.54 1.54

* Cable Statistics Average Monthly Revenue per RGU Average Monthly Revenue per Customer* *Average monthly revenue per video subscriber was $89.13 and $102.38 for Q1 2012 and Q1 2013, respectively.

* Key Operational Results – Cable Note: Video homes passed includes 16K homes located in Shenandoah County, VA, where internet and voice services are provided by the Wireline segment.

* Key Operational Results - Wireline Access line loss of 2.6% in past 12 months Broadband penetration in LEC area at 57% 1.5% growth in DSL customers since 03/31/2012. Total connections at 03/31/13 of 34.9 thousand Access lines (000s) DSL Customers (000s)

* Investing in the Future Last Cable upgrade of 10,000 homes passed is underway and expected to be complete in 2013. Network Vision spend of $55M in 2012. Budget of $60M in 2013. Success-based spending is 23% of total 2013 budget. Capex Spending ($ millions) * Capex spending for 2012 included $24.7 million of contracted commitments that was included in accounts payable at 12/31/12.

* Q&A

* Appendix

* Non-GAAP Financial Measure – Billed Revenue per Postpaid Subscriber

* Key Operational Results – Mobile Company Mobile Company Revenue ($ millions) Towers and Leases (in thousands) Q1'12 Q1'13 Operating Income $1,090 $1,288 Depreciation and Amortization 333 409 Share Based Compensation 4 5 Adjusted OIBDA $1,427 $1,702

* Wireline Statistics – Fiber Sales ($ millions) Fiber Lease Revenue